Exhibit 1

GOVERNMENT OF JAMAICA

US$1,000,000,000 6.250% NOTES DUE 2037

UNDERWRITING AGREEMENT

September 10, 2026

Citigroup Global Markets Inc.

388 Greenwich Street New York,

New York 10013

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

The Government of Jamaica (“Jamaica” or the “Issuer”) proposes to issue and sell to Citigroup Global Markets Inc. and Scotia Capital (USA) Inc. (each an “Underwriter” and, collectively, the “Underwriters”) US$1,000,000,000 principal amount of its 6.250% Notes due 2037 (the “Securities”). The Securities will be issued pursuant to the provisions of that certain Indenture, dated as of July 28, 2015, between the Issuer and Deutsche Bank Trust Company Americas, as trustee, principal paying agent and registrar (the “Base Indenture”), as modified by a First Supplemental Indenture, dated as of February 11, 2016 (the “First Supplemental Indenture”), together with an authorization with respect to the Securities to be dated as of the Closing Date (as defined herein), (the “Authorization” and, together with the Base Indenture and First Supplemental Indenture, the “Indenture”). Capitalized terms used but not otherwise defined in this Underwriting Agreement are used herein with the meanings assigned to such terms in the Indenture.

The Issuer has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Schedule B (No. 333-297915) and related preliminary prospectuses for registration under the Securities Act of 1933 of the United States, as amended (the “Securities Act”). The registration statement, as amended as of the date of this Underwriting Agreement, and including all exhibits thereto, shall be referred to herein as the “Registration Statement,” including any post-effective amendments thereto that become effective prior to the Closing Date (as defined herein). Such term shall also include any information deemed to be included in the Registration Statement at each date that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective pursuant to Rule 430A, Rule 430B or Rule 430C of the Securities Act.

The prospectus included in the Registration Statement in the form filed with the Commission, as amended or supplemented to the date of this Underwriting Agreement, but excluding any amendments or supplements related solely to an offering of a specific series of securities (including and solely to the Existing Securities) other than the Securities, is hereinafter referred to as the “Basic Prospectus.” The term “Preliminary Prospectus” shall refer to any preliminary form of the Prospectus used in connection with the offering and sale of the Securities (the “Offering”), including, without limitation, the Basic Prospectus and any preliminary prospectus supplement. The final prospectus supplement filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission (the “Rules and Regulations”), specifically relating to the Securities is referred to as the “Prospectus Supplement.” The Basic Prospectus together with the Prospectus Supplement is referred to herein as the “Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) of the Rules and Regulations, and prior to the termination of the Offering.

The term “General Disclosure Package” shall refer to the Preliminary Prospectus and the General Use Free Writing Prospectus(es) (as defined below), considered together. The term “Issuer Free Writing Prospectus” shall refer to any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g) of the Rules and Regulations. “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule II to this Underwriting Agreement. The term “Limited Use Free Writing Prospectus” shall refer to any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

The term “Applicable Time” shall refer to 8:56 p.m., New York time, on the date of this Underwriting Agreement or such other time as agreed to by the Issuer and the Underwriters.

The Issuer hereby agrees with each Underwriter as follows:

1.

The Issuer agrees to issue and sell the Securities to the Underwriters as hereinafter provided, and each Underwriter, severally and not jointly, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Issuer the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule I hereto at the applicable Purchase Price (as defined below). The purchase price for the Securities is equal to the issue price of 100.000% of the principal amount of the Securities, plus accrued and unpaid interest from and including, September 17, 2026, but excluding the Closing Date (as defined below) (the “Issue Price”), less the commission of 0.17% of the principal amount of the Securities (the “Purchase Price”).

The Issuer confirms that the Underwriters intend (a) to offer a portion of the Securities pursuant to Schedule B of the Securities Act as soon after this Underwriting Agreement has become effective as in the judgment of the Underwriters is advisable and (b) initially to offer the Securities upon the terms set forth in the Prospectus.

The Issuer confirms that the Underwriters intend to offer a portion of the Securities outside of the United States to non-U.S. persons in accordance with Regulation S under the Securities Act.

The Issuer confirms that it has authorized the Underwriters, subject to the restrictions set forth below, to distribute copies of the Preliminary Prospectus and the Prospectus in connection with the offering of the Securities.

The Issuer acknowledges that in connection with the offering of the Securities: (a) each Underwriter has acted at arms-length, is not an agent of, and owes no fiduciary duties to, the Issuer or any other person, (b) each Underwriter owes the Issuer only those duties and obligations set forth in this Underwriting Agreement and (c) each Underwriter may have interests that differ from those of the Issuer. The Issuer waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

2.

Each Underwriter hereby agrees that it has not offered, sold or delivered, and it will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any other material relating to the Offering, the Securities or the Issuer, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof.

Each Underwriter represents and agrees that, unless it has obtained or will obtain the prior written consent of the Issuer, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433 of the Securities Act.

Each Underwriter represents and agrees that, neither such Underwriter, its Affiliates (as such term is defined in Rule 405 of the Securities Act) nor any person acting on its or their behalf have engaged or will engage in “directed selling efforts” with respect to the Securities being sold in an “offshore transaction” in reliance on Regulation S under the Securities Act. Terms used in this paragraph have the respective meanings given to them in Regulation S under the Securities Act.

Each Underwriter may, for its own account and to the extent permitted by applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the Securities, including without limitation, creating a short position and bidding for and purchasing Securities to cover such short positions, and bidding for and purchasing Securities to stabilize the price of the Securities. In doing so, each Underwriter shall act as principal and not as agent of the Issuer and any loss resulting from stabilization will be borne, and any profit arising from the same shall be retained, by the Underwriters. The Underwriters are not required to engage in these activities, and may end these activities at any time.

3.

Payment of the Purchase Price for, and delivery of, the certificates for the Securities shall be made at the office of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006 (the “Underwriter’s Counsel”), or at such other place as shall be agreed upon by you and the Issuer, at 10:00 a.m., New York time, on September 17, 2026 or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Issuer (such time and date of payment and delivery being herein called the “Closing Date”).

Payment of the Purchase Price for the Securities shall be made to an account of the Bank of Jamaica, as directed by the Issuer, upon delivery of certificates for the Securities to the Underwriters through the facilities of The Depository Trust Company for the account of the Underwriters. Certificates for the Securities to be delivered to the Underwriters shall be registered in such name or names and shall be in such denominations as the Underwriters may request at least one business day before the Closing Date. The Issuer will permit the Underwriters to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

As compensation to the Underwriters for their commitments hereunder, the Issuer will pay, or cause to be paid, to each of the Underwriters, underwriting and selling commissions in an aggregate amount of 0.17% of the principal amount of Securities purchased by such Underwriter as set forth opposite such Underwriter’s name in Schedule I hereto. Such compensation shall be deducted from the Issue Price for the Securities as provided in Section 1 hereof.

4.

Whether or not the transactions contemplated in this Underwriting Agreement are consummated or this Underwriting Agreement is terminated, the Issuer hereby agrees to pay all costs and expenses, subject to the following, incident to the performance of the obligations of the Issuer hereunder, including the following: (a) the fees, disbursements and expenses of the Issuer’s counsel in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the filing of the Registration Statement and the preparation, printing and filing of any amendments and supplements thereto, (b) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 6(f) hereof, including the reasonable fees and disbursements of Underwriter’s Counsel in connection with such qualification and in connection with the Blue Sky survey, (c) all travel expenses of the Issuer’s officials and any other expense of the Issuer incurred in connection with attending or hosting meetings with prospective purchasers of the Securities, (d) the filing fees incident to, and the reasonable fees and disbursements in connection with, securing any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Securities, (e) the ongoing cost and charges of any trustee, paying agent, transfer agent or registrar relating to the Securities, (f) all initial fees and expenses in connection with admission for trading of the Securities on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, (g) the initial cost and charges of any trustee, paying agent, transfer agent or registrar relating to the Securities and (h) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4. It is understood, however, that except as provided in this Section, and Sections 8, 9 and 12 hereof, the Underwriters will pay (i) the fees of their counsel and (ii) the cost of printing and producing the Prospectus, this Underwriting Agreement, the Indenture, the closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities.

5.	The Issuer represents and warrants to the Underwriters that:

(a)

The Issuer meets the requirements for use of Schedule B under the Securities Act. The Issuer is a “seasoned foreign government” and has filed with the Commission the Registration Statement under the Securities Act that has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriter. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the Issuer’s knowledge, threatened by the Commission.

(b)

(i) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, at the Applicable Time and at the Closing Date, the Registration Statement, complied or will comply in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) when any related Preliminary Prospectus or the Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(b) of the Rules and Regulations) and at the Closing Date, such Preliminary Prospectus and the Prospectus complied or will comply in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) as of the Applicable Time and at the Closing Date, neither (A) the General Disclosure Package, nor (B) any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include, respectively, any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform, in all respects to the requirements of the Securities Exchange Act of 1934 of the United States (“Exchange Act”) or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Limited Use Free Writing Prospectus or the Prospectus in reliance upon and in conformity with information relating to the Underwriters furnished in writing to the Issuer by the Underwriters specifically for use therein, it being understood and agreed that the only information furnished by each Underwriter consists of the name and address of such Underwriter (“Underwriters’ Information”).

(c)

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering or until any earlier date that the Issuer notified or notifies the Underwriter, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus.

(d)

The Issuer has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 6(f) below. The Issuer will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) of the Rules and Regulations.

(e)

The Issuer is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations), including, without limitation, for purposes of Rules 164 and 433 of the Rules and Regulations with respect to the offering of the Securities as contemplated by the Registration Statement.

(f)

Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the condition (economic, fiscal or financial) of Jamaica.

(g)

The Issuer has full power and authority through its officials (who have been duly authorized) to execute and deliver each of this Underwriting Agreement and the Indenture (each an “Agreement” and, together, the “Agreements”) and all other documents and instruments to be executed and delivered by it hereunder and thereunder, to issue the Securities, to undertake and to perform the obligations to be incurred by it as provided herein or therein, and to perform and observe the provisions hereof and thereof.

(h)

The execution, delivery and performance by the Issuer of the Agreements and all other documents and instruments to be executed and delivered by it hereunder and thereunder, and the issuance of the Securities have been, or as of the Closing Date will have been, duly authorized by all necessary governmental or other action.

(i)

The Securities to be sold by the Issuer pursuant to the Prospectus have been duly authorized by the Issuer and, when duly executed, issued and delivered by the Issuer against payment therefor and authenticated pursuant to the Indenture, will constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms, subject to legal and equitable limitations relating to or affecting enforceability applicable generally to obligations of sovereigns; and the Securities conform in all material respects to the description thereof contained in the Prospectus.

(j)

Each of the Agreements has been duly authorized by the Issuer and, when duly executed and delivered by the Issuer and the other parties thereto, will constitute the legal, valid and binding agreement of the Issuer, and will be enforceable in accordance with its terms, subject to legal and equitable limitations relating to or affecting enforceability applicable generally to obligations of sovereigns; and each of the Agreements conforms in all material respects to the description thereof contained in the Prospectus.

(k)

There is no constitutional provision, nor any provision of any treaty, convention, statute, law, regulation, court order or similar authority binding upon the Issuer, nor any provision of any contract, agreement or instrument to which the Issuer is a party, that would be contravened or breached, or under which a default would arise or a moratorium in respect of any obligations of the Issuer would be effected, as a result of the execution and delivery of any of the Agreements, or any other document or instrument to be executed and delivered by the Issuer hereunder or thereunder, the issue of the Securities as contemplated herein and in the Prospectus or as a result of the performance or observance by the Issuer of any of the terms of the Agreements, the Securities or any such document or instrument to be executed or delivered hereunder and thereunder; which contravention, breach or default would, individually or in the aggregate, have a material adverse effect on the financial, economic or fiscal condition of the Issuer or its ability to perform its obligations under the Agreements or the Securities or which is otherwise material to the rights of the holders of the Securities or which would give rise to any liability on the part of the Underwriter.

(l)

No consent, approval (including exchange control approval), authorization, order, registration or qualification of or with any court or Governmental Agency or other regulatory body in Jamaica is required for (i) the due execution, delivery and performance by the Issuer of any of the Agreements, any of the other documents and instruments to be executed and delivered by the Issuer hereunder and thereunder, (ii) the validity or enforceability against the Issuer of any of the Agreements, any such document or instrument to be executed and delivered by it hereunder and thereunder or the Securities or (iii) the issue, sale, delivery or admission for trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, of the Securities or for the consummation of the other transactions contemplated by the Agreements or the Securities other than the directions, orders, notices and declarations made by the minister with responsibility for finance (the “Minister of Finance and the Public Service”) as set forth in Section 7(j) of this Underwriting Agreement, all of which have been obtained and are in full force and effect or will be obtained on or prior to the Closing Date and will be in full force and effect on the Closing Date. The issuance of the Securities and the transactions contemplated thereby do not and will not exceed the limitation on borrowing contained in, or otherwise violate, the Public Debt Management Act of Jamaica. For purposes of this Underwriting Agreement, “Governmental Agency” means each agency, department, ministry, authority, statutory corporation or other statutory body or juridical entity of the Issuer or any political subdivision thereof.

(m)

The actual and estimated expenditures for the fiscal years ended 2024 and 2025, respectively, incorporated by reference into the Registration Statement or any amendment thereof or supplement thereto have been prepared in good faith and are based upon assumptions which, in the light of the circumstances under which they were made, are reasonable.

(n)

It is not necessary for the legality, validity, enforceability or admissibility of evidence of any Agreement or the Securities that they be filed, recorded or enrolled with any court or authority in Jamaica or that a stamp, registration or similar tax in Jamaica be paid on or in relation to them once the Minister of Finance and the Public Service remits the stamp duty on the Agreements and the Securities pursuant to section 80B of the Stamp Duty Act of Jamaica, which remission will be obtained on or prior to the Closing Date and will be in full force and effect on the Closing Date, nor will it be necessary for the Underwriters or the parties to the Indenture to register themselves for the purpose of taking any legal or other measures to enforce any Agreement or the Securities in Jamaica.

(o)	This Underwriting Agreement, the Indenture and the Securities are in proper legal form under the laws of Jamaica for the enforcement thereof in Jamaica against the Issuer.

(p)

Neither the execution, delivery and performance of each of the Agreements nor the issuance of the Securities will result in the creation of any Lien upon or with respect to any of the Issuer’s properties or revenues which does or will secure or provide for the payment of Debt of any Person. For purposes of this Underwriting Agreement, “Debt” means, for any Person, the following (whether outstanding on the date of this Underwriting Agreement or at any time thereafter): (i) all indebtedness of such Person for borrowed money, or for the deferred purchase price of property or services if and to the extent that the obligation to pay such purchase price is evidenced by an instrument, (ii) all reimbursement obligations of such Person under or in respect of letters of credit or banker’s acceptances, (iii) all obligations of such Person to repay deposits with or advances to such Person, (iv) all obligations of such Person (other than those specified in clauses (i) and (ii) above) evidenced by bonds, debentures, notes or other similar instruments, and (v) all direct or indirect guarantees, endorsements and similar obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person specified in clause (i), (ii), (iii) or (iv) above; “Lien” means any lien (other than any lien arising by operation of law), pledge, mortgage, security interest, deed of trust, charge or other encumbrance on or with respect to, or any preferential arrangement having the practical effect of constituting a security interest with respect to the payment of any obligation with or from the proceeds of, any asset or revenues of any kind; “Person” means an individual, corporation, partnership, association, joint stock issuer, joint venture, trust, unincorporated organization or any other juridical entity or a sovereign state or government or any agency or political subdivision thereof.

(q)

No event has occurred or circumstance arisen that, had the Securities been issued on the date hereof, might (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default.

(r)

The Issuer’s obligations under the Agreements and the Securities are commercial in nature and are subject to civil and commercial law. The execution and performance of the Agreements and the issuance of the Securities by the Issuer constitute private and commercial acts. The waiver of immunity by the Issuer contained in this Underwriting Agreement, the Securities and in the Indenture and the appointment of the Process Agent in this Underwriting Agreement, the Securities and in the Indenture, the consents by the Issuer to the jurisdiction of the courts specified in this Underwriting Agreement, the Securities and in the Indenture and the provisions that the law of the State of New York shall govern this Underwriting Agreement, the Securities and the Indenture are irrevocably binding on the Issuer.

(s)

There is no pending or, to the knowledge of the Issuer after reasonable inquiry, threatened legal action or proceeding affecting the Issuer, other than the proceedings referred to in, or incorporated by reference into, the Prospectus that (i) is reasonably likely individually or in the aggregate to have a material adverse effect on the economic, fiscal or financial condition of the Issuer or (ii) purports to affect the legality, validity or enforceability of any of the Agreements or the Securities.

(t)

The obligations of the Issuer under the Securities are or will at all times on and following the Closing Date be supported by the full faith and credit of Jamaica and are or will at all times on and following the Closing Date be general, direct, unconditional, unsecured and unsubordinated obligations of the Issuer that will rank without preference among themselves and equally with all other present and future general, direct, unsecured and unsubordinated External Indebtedness of the Issuer. It is understood that this provision shall not be construed so as to require the Issuer to make payments under any debt securities ratably with payments being made under any other public external indebtedness.

(u)	The Issuer is a member of, and eligible to use the general resources of, the International Monetary Fund.

(v)

There is no income, stamp or other tax, levy, impost, deduction or other charge imposed or levied (whether by deduction, withholding or otherwise) by the Issuer or any Governmental Agency or other Jamaican governmental, revenue or taxing authority or agency on or by virtue of the execution, delivery or performance by the Issuer of any Agreement, any of the other documents or instruments to be executed and delivered by the Issuer hereunder or thereunder, the issuance or delivery of the Securities, the enforcement hereof or thereof against the Issuer, or any payment to be made by the Issuer pursuant hereto or thereto other than pursuant to the Income Tax Act of Jamaica, the Transfer Tax Act of Jamaica, and the Stamp Duty Act of Jamaica. On or prior to the Closing Date, the Issuer will obtain from the Minister of Finance and the Public Service an Order made under section 12(m) of the Income Tax Act of Jamaica exempting income tax on all interest and Additional Amounts paid under the Securities (other than payments to residents of Jamaica who own or hold the Securities directly or indirectly or beneficially), a Notice under section 80B of the Stamp Duty Act of Jamaica remitting stamp duty on the Agreements and the Securities and on transfers of the Securities or of beneficial interests in the Securities, and a Notice under section 46 of the Transfer Tax Act of Jamaica remitting transfer tax on transfers of the Securities or of beneficial interests in the Securities, and the Issuer will obtain from the Commissioner General of Tax Administration Jamaica written authority under the Income Tax Act of Jamaica to pay all interest and Additional Amounts under the Securities without deducting therefrom any sum on account of income tax (other than to residents of Jamaica who own or hold the Securities directly or indirectly or beneficially), each of which shall be in full force and effect on the Closing Date.

(w)

Neither the Issuer nor any of its Affiliates has taken, nor will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate their sale or resale.

(x)

There are no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations and which have not been so described or filed.

(y)

Neither the Issuer nor any person acting on its behalf has engaged or will engage in any “directed selling efforts” with respect to the Securities being offered and sold in an “offshore transaction” in reliance on Regulation S under the Securities Act, except no representation, warranty or agreement is made by the Issuer in this paragraph with respect to the Underwriters. Terms used in this paragraph have the respective meanings given to them in Regulation S under the Securities Act.

(z)

The Issuer is in all material respects in compliance with all applicable financial record keeping, reporting requirements and anti-money laundering laws and regulations to which it is subject and no action, suit or proceeding by or before any court or Governmental Agency, authority or body or any arbitrator involving the Issuer with respect to money laundering laws is pending or, to the best of the Issuer’s knowledge, threatened or contemplated.

(aa)

Neither the Issuer nor, to the knowledge of the Issuer, any representative, public officer, employee or any person with actual authority to act on behalf of the Issuer is currently subject to any U.S. sanctions (including any administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the Bureau of Industry and Security of the U.S. Department of Commerce or the U.S. Department of State), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or controlled by His Majesty’s Treasury), or other relevant sanctions authority (collectively, “Sanctions”). The Issuer will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any state-owned entity, joint venture partner or other person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in the region of Crimea, Cuba, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine, the non-government-controlled regions of Zaporizhzhia and Kherson, Iran, North Korea and prior to July 1, 2025, Syria, or in any other country or territory, that, at the time of such funding, is the subject of comprehensive Sanctions (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”), or (ii) in any other manner that is likely to result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(bb)

Neither the Issuer nor, to the knowledge of the Issuer, any representative, public officer, agent, employee or affiliated entity of the Issuer, is, or is a person that is, or is 50% or more owned (individually or in the aggregate) by a person that is: (i) the subject of any Sanctions (a “Sanctioned Person”); or (ii) located, organized or resident in a country or territory that is, or whose government is a Sanctioned Country.

(cc)

The Issuer has not engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with a Sanctioned Country, since April 24, 2019 that, at the time of such dealing or transaction, was a Sanctioned Person or a Sanctioned Country, as applicable, except as ordered by a court or arbitral commission or as disclosed in the General Disclosure Package.

(dd)

Neither the Issuer nor, to the knowledge of the Issuer, any representative, public officer, employee or person with actual authority to act on behalf of the Issuer is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable provision of any anti-corruption law (including, but not limited to, the Foreign Corrupt Practices Act of 1977 of the United States, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010); and prohibition of noncompliance with any applicable provisions of any anticorruption law is covered by the codes of conduct or other procedures instituted and maintained by the Issuer and its affiliated entities. Neither the Issuer, nor any representative, public officer, employee or person with actual authority to act on behalf of the Issuer will use any part of the proceeds of the offering, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977, as amended, or the rules or regulations thereunder, or any other applicable anti-corruption laws or the rules or regulations thereunder.

6.	The Issuer covenants and agrees with each Underwriter as follows:

(a)

The Issuer will notify you (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor or pursuant to Section 8A of the Securities Act, (v) of the receipt of any comments from the Commission and (vi) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Issuer will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible.

(b)

The Issuer will (i) prepare and timely file with the Commission under Rule 424(b) under the Securities Act a Prospectus in a form approved by the Underwriter, which approval shall not be unreasonably withheld, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C of the Rules and Regulations and (ii) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

(c)

The Issuer will (i) not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed by the Issuer with the Commission under Rule 433 of the Rules and Regulations unless the Underwriters approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Underwriters hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule II hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to concurrent or prior delivery of a prospectus, timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in the Underwriters or the Issuer being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(d)

The Issuer will file the term sheet attached hereto as Exhibit I (the “Final Term Sheet”) as an Issuer Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations prior to 5:30 p.m., New York time, two business days after the date hereof.

(e)

The Issuer will promptly deliver to the Underwriters and Underwriters’ Counsel a signed copy of the Registration Statement, including all consents and exhibits filed therewith and all amendments thereto, and the Issuer will promptly deliver to the Underwriters such number of copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as the Underwriters may reasonably request. Prior to 10:00 a.m., New York time, on the business day next succeeding the date of this Underwriting Agreement and from time to time thereafter the Issuer will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request.

(f)

Promptly from time to time, the Issuer will use its reasonable best efforts to take such action as the Underwriters may reasonably request to qualify the Securities for offer and sale under the securities laws of such states and other jurisdictions in the United States as the Underwriters shall reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as the Underwriters shall reasonably request.

(g)

During the period of three years from the effective date of the Registration Statement, the Issuer shall furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to holders of the Securities, and to deliver to the Underwriters (i) as soon as they are available, copies of any reports furnished to or filed with the Commission or the Euro MTF, the alternative market of the Luxembourg Stock Exchange, and (ii) such additional public information concerning the condition (economic, fiscal or financial) of Jamaica as the Underwriters may from time to time reasonably request.

(h)	The Issuer shall cause the net proceeds from the sale of the Securities to be applied as set forth in the Prospectus under “Use of Proceeds.”

(i)

If at any time when a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) of the Rules and Regulations) relating to the Securities is required to be delivered under the Securities Act and any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the opinion of internal or external counsel of the Underwriters or the Issuer, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of internal or external counsel of the Underwriters or the Issuer, it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement or to supplement the Prospectus Supplement to comply with the Securities Act, the Exchange Act or the Rules and Regulations, the Issuer will notify the Underwriters promptly and prepare and file with the Commission and furnish to the Underwriters either (i) an appropriate amendment or supplement to the Registration Statement or Prospectus Supplement (in form and substance satisfactory to you) which will correct such statement or omission or (ii) if the Issuer so elects a Form 18-K pursuant to the Exchange Act, as amended, or an amendment thereto which will correct such statement or omission; provided, however, that if any such amendment or supplement is required to be prepared and filed after the expiration of nine months after the time of issue of the Prospectus, the Underwriters shall reimburse the Issuer for its reasonable and documented costs and expenses (including, without limitation, all reasonable fees and expenses of counsel, auditors and printing fees) in connection with supplying the Underwriters with copies thereof.

(j)

If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the opinion of internal or external counsel of the Underwriters or the Issuer, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with the Securities Act, the Exchange Act or the Rules and Regulations, the Issuer promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act that shall be incorporated by reference in the General Disclosure Package so that in the case of either (i) or (ii) above the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with the Securities Act, the Exchange Act or the Rules and Regulations.

(k)

Without prejudice to its obligations under subsections (a), (e), (i) or (j) above, the Issuer will notify the Underwriters promptly of any change affecting any of its representations, warranties, covenants, agreements and indemnities herein at any time prior to payment being made to the Issuer on the Closing Date and take such steps as may be reasonably requested by the Underwriters to remedy the same.

(l)

All payments by the Issuer under this Underwriting Agreement shall be made in U.S. dollars, free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature, unless such withholding or deduction is required by law, in which event the Issuer shall pay such additional amounts as will result in the receipt by the recipient of such amounts as would have been received by it if no such withholding or deduction had been required (“Additional Amounts”). In the event that any transaction or payment made pursuant to this Underwriting Agreement, or in connection with the enforcement of this Underwriting Agreement, should be subject to any stamp duty, or other issue, transaction, value added or similar tax or duty (including court fees) payable in Jamaica, the Issuer will pay such additional amounts as may be necessary to ensure that the actual amount received equals the amount that would have been received had the payments not been subject to such duty or tax.

(m)

For so long as any Securities remain outstanding, the Issuer shall obtain and keep in full force and effect all authorizations from (including, without limitation, those items referred to in Section 7(j)(iii) of this Underwriting Agreement), and make and keep in full force and effect all registrations with any Governmental Agency that may be required for the execution, delivery and performance of the Agreements by the Issuer or for the validity or enforceability against the Issuer of the Agreements, and that may be required for the issuance, validity or enforceability of the Securities.

(n)

The Issuer shall use its reasonable best efforts to procure the acceptance of the Securities into the book-entry systems of DTC, Euroclear and Clearstream Luxembourg and the eligibility of the Securities for clearance and settlement through DTC, Euroclear and Clearstream Luxembourg, and shall maintain the same until none of the Securities are outstanding.

(o)

In the event that interest due and payable on the Securities is not paid on the appointed date of payment, the Issuer undertakes that it will take all necessary and appropriate action to provide for the due payment out of the Issuer’s Consolidated Fund of any amount that is not otherwise statutory expenditure charged on the Issuer’s Consolidated Fund.

(p)

The Issuer shall not, during the period beginning on the date hereof and continuing to and including the date that is 60 days following the Closing Date, offer, sell, contract to sell, or otherwise dispose of in any offering targeted to the international capital markets any United States dollar denominated securities of or guaranteed by the Issuer that are similar to the Securities without the prior written consent of the Underwriter, such consent not to be unreasonably withheld. The Underwriters shall, prior to determining whether or not to consent, consult with the Issuer.

(q)

The Issuer confirms that it has made or caused to be made on its behalf an application for the Securities to be admitted for trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange.

(r)

The Issuer agrees to use its reasonable best efforts to maintain such admission for trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, for as long as any of the Securities are outstanding and to pay all reasonable and documented fees and supply all further documents, information and undertakings as may be necessary or advisable for such purpose; provided, however, that if the admission for trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, becomes unduly burdensome or impossible, the Issuer will obtain, and will thereafter use its reasonable best efforts to maintain, a listing for the Securities on such other stock exchange as it may, with the approval of the Underwriters, select.

(s)

The Issuer agrees to supply or arrange to have supplied to the Underwriters or their agent for delivery to the Euro MTF, the alternative market of the Luxembourg Stock Exchange, respectively, copies of the Preliminary Prospectus and the Prospectus and such other documents, information and undertakings as may be required for the purpose of obtaining such listing.

(t)

Neither the Issuer nor any person acting on its behalf (other than the Underwriters) will engage in any “directed selling efforts” with respect to the Securities being offered and sold in an “offshore transaction” in reliance on Regulation S under the Securities Act. Terms used in this paragraph have the respective meanings given to them in Regulation S under the Securities Act.

7.

The obligations of the Underwriters hereunder to purchase the Securities on the Closing Date are subject to the performance by the Issuer of its obligations hereunder and to the following additional conditions:

(a)

All necessary foreign regulatory approval has been received not later than 5:30 p.m., New York time, on the date of this Underwriting Agreement, or at such later time and date as shall have been consented to in writing by the Underwriter; if the Issuer shall have elected to rely upon Rule 430A, Rule 430B or Rule 430C of the Rules and Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 6(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor or pursuant to Section 8A of the Securities Act shall have been initiated or threatened by the Commission.

(b)

(i) The representations and warranties of the Issuer in this Underwriting Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and (ii) the performance by the Issuer of all its obligations and satisfaction of all the conditions on its part to be satisfied at or prior to the Closing Date.

(c)

Subsequent to the execution and delivery of this Underwriting Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any securities or guarantees of the Issuer by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act).

(d)

Since the respective dates as of which information is given in the General Disclosure Package, there shall not have been any adverse change, or any development reasonably likely to involve an adverse change, in the condition (financial or otherwise) or general affairs of the Issuer that is material in the context of the issue of the Securities, otherwise than as set forth or contemplated in the General Disclosure Package, the effect of which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the General Disclosure Package.

(e)	On or prior to the Closing Date, there having been delivered to the Underwriters legal opinions and negative assurance letters, dated the Closing Date, of:

(i) the Office of the Attorney General of Jamaica, substantially in the form set forth in Exhibit II to this Underwriting Agreement reasonably satisfactory to the Underwriters.

(ii) Paul Hastings LLP, U.S. legal advisors to the Issuer, substantially in the form set forth in Exhibit III to this Underwriting Agreement.

(iii) Cleary Gottlieb Steen & Hamilton LLP, U.S. legal advisors to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(iv) Patterson Mair Hamilton, Jamaican legal advisors to the Underwriters, substantially in the form set forth in Exhibit IV to this Underwriting Agreement.

(f)

The execution and delivery by all parties thereto of the Indenture and any other agreements necessary for the consummation of the transactions contemplated hereby and thereby on or prior to the Closing Date.

(g)	The Issuer shall have made application to cause the Securities to be admitted for trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, prior to the Closing Date.

(h)	The Securities having been accepted for clearance of secondary market trading by DTC, Euroclear and Clearstream Luxembourg.

(i)	On or prior to the Closing Date, there having been delivered to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, the following documents, dated the Closing Date:

(i) A certificate of the Issuer executed by the Financial Secretary of the Ministry of Finance and the Public Service or other senior official of the Ministry of Finance and the Public Service as to the authority, incumbency and specimen signatures of the persons who have executed or will execute this Underwriting Agreement, the Securities, the Indenture and the other instruments and documents to be executed and delivered hereunder and thereunder by the Issuer.

(ii) A certificate signed by an Authorized Official (as defined below) certifying (A) at the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, at the Applicable Time and at the Closing Date, that the Registration Statement did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (B) that when any related Preliminary Prospectus or the Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(b) of the Rules and Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission and at the Closing Date, such Preliminary Prospectus or Prospectus and any amendments thereof and supplements did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (C) as of the Applicable Time and at the Closing Date, that neither (x) the General Disclosure Package nor (y) any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (D) as to the effect and continued accuracy of the representation and warranties set forth in subsection (b) of this Section 7 and (E) that all statistical information in the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto is presented on a basis consistent with public official documents of the Issuer; provided, however, that the foregoing certification shall not apply to any statements in or omissions from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto of the Underwriters’ Information. For purposes of this Underwriting Agreement “Authorized Officials” shall mean any one of the Principal Director of the Ministry of Finance and the Public Service or a Director or other senior officer in the office of the Attorney General’s Chambers of Jamaica.

(iii) Originals or copies, certified by the appropriate officials of the Government of Jamaica, of the following authorizations, consents and approvals of the Minister of Finance and the Public Service relating to the issuance of the Securities:

(A)	The Public Debt Management Act

Certificate confirming that the borrowings contemplated by the issue of the Securities will not exceed the limitation on borrowing contained in, or otherwise not violate, the Public Debt Management Act.

(B)	The Stamp Duty Act

Notice evidencing the remission of stamp duty pursuant to Section 80B of the Stamp Duty Act, signed by the Minister of Finance and the Public Service.

(C)	The Income Tax Act

Declaration of Exemption Order pursuant to Section 12(m) of the Income Tax Act, signed by the Minister of Finance and the Public Service.

(D)	The Income Tax Act

Letter from the Commissioner General of Tax Administration Jamaica pursuant to Section 40(9) of the Income Tax Act authorizing the Issuer to pay all interest and Additional Amounts under the Securities without deducting therefrom any sum on account of income tax (other than to residents of Jamaica who own or hold the Securities directly or indirectly or beneficially).

(E)	The Transfer Tax Act

Notice evidencing the remission of transfer tax pursuant to Section 46 of the Transfer Tax Act, signed by the Minister of Finance and the Public Service.

(iv) Letter from the Process Agent accepting such appointment.

(j)	Prior to the Closing Date, the Issuer shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may have reasonably requested.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions, certificates or other documents referred to in or contemplated by this Underwriting Agreement shall not be in all material respects satisfactory in form and substance to the Underwriter, this Underwriting Agreement and all obligations of the Underwriters hereunder may be cancelled by the Underwriters at, or at any time prior to, the Closing Date.

The Underwriters may, at their discretion, waive compliance with the whole or any part of this Section 7.

8.	The Issuer and the Underwriters agree:

(a)

The Issuer shall indemnify and hold harmless each of the Underwriters, its Affiliates, and their respective officers, directors, employees and agents, and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities, or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Issuer will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with Underwriters’ Information provided by the Underwriter. This indemnity will be in addition to any liability which the Issuer may otherwise have including under this Underwriting Agreement.

(b)

Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Issuer, its officials and representatives, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities, or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with Underwriters’ Information provided by the Underwriter. This indemnity will be in addition to any liability that each Underwriter may otherwise have including under this Underwriting Agreement.

(c)

Promptly after receipt by an indemnified party of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8 notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 and, in any event, shall not relieve it from any liability that such indemnifying party may have otherwise than on account of this Section 8). The indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any person the indemnifying party may designate in such proceeding and the indemnifying party shall pay the fees and expenses of such counsel related to such proceeding. Except as otherwise provided in this Section 8(c), in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying parties do not diligently defend such action after the assumption thereof or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if a proceeding is settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any litigation, or any investigation or proceeding by any Governmental Agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could have been sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless (A) such settlement, compromise or consent (x) includes an unconditional release of the indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the indemnified party and (B) the indemnifying parties reaffirm their obligations to the indemnified parties to indemnify such parties pursuant to this Section 8.

(d)

In order to provide for contribution in circumstances in which the indemnification provided for in this Section 8 is for any reason held to be unavailable to or is insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, each indemnifying party shall contribute to the aggregate losses, claims, damages, liabilities and expenses (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by a party to this Underwriting Agreement any contribution received by such party from persons, other than any other party to this Underwriting Agreement, who may also be liable for contribution) as incurred to which the Issuer and each Underwriter may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Issuer and each Underwriter from the offering of the Securities or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuer and each Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and each Underwriter shall be deemed to be in the same proportion as (i) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuer and (ii) the total underwriting discounts and commissions received by each Underwriter, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Issuer and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities are underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within in the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as an Underwriter. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise.

9.

Notwithstanding anything contained in the Underwriting Agreement herein, this Underwriting Agreement may be terminated in the absolute discretion of the Underwriters, by notice given to the Issuer, if after the execution and delivery of this Underwriting Agreement and prior to the Closing Date (a) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the Nasdaq Stock Market or the Euro MTF, the alternative market of the Luxembourg Stock Exchange, (b) trading of any securities of or guaranteed by the Issuer shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in the State of New York shall have been declared by either Federal or New York State authorities, or (d) (i) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (ii) there shall have been any other calamity or crisis, or any calamity or crisis arising from a change in political, financial or economic conditions if the effect of any such event in (i) or (ii) as in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Securities on the terms and in the manner contemplated by the Prospectus.

Notwithstanding any termination of this Underwriting Agreement, the provisions of this Section 9 and of Sections 4, 5, 8 and 11 through 18, inclusive, shall be in full force and effect at all times after the execution hereof.

10.	This Underwriting Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.

If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names on Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, however, that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 11 by an amount in excess of one-tenth of such principal amount of Securities to be issued pursuant to this Underwriting Agreement without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be issued pursuant to this Underwriting Agreement, and arrangements satisfactory to the Underwriters and the Issuer for the purchase of such Securities are not made within five days after such default, this Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Issuer. In any such case either the Underwriters or the Issuer shall have the right to postpone the Closing Date to effect any changes made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Issuer agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Underwriting Agreement.

12.

If this Underwriting Agreement shall be terminated by an Underwriter because of any failure or refusal on the part of the Issuer to comply with the terms or to fulfill any of the conditions of this Underwriting Agreement, or if for any reason the Issuer shall be unable to perform its obligations under this Underwriting Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Issuer agrees to reimburse each Underwriter for all out of pocket expenses (excluding the fees and expenses of its counsel) reasonably incurred by such Underwriter in connection with this Underwriting Agreement or the offering contemplated hereunder.

13.

The Issuer submits to the non-exclusive jurisdiction of any Federal or State court in the Borough of Manhattan, The City of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Underwriting Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Issuer waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. The Issuer irrevocably agrees not to claim and irrevocably waives any sovereign or other immunity to the fullest extent permitted by law (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States). The Issuer hereby designates and appoints Cogency Global Inc., presently located in New York, New York (the “Process Agent”), as its process agent, upon whom process may be served in any such legal suit, action or proceeding, it being understood that the designation and appointment of Cogency Global Inc., presently located in New York, New York as such Process Agent shall become effective immediately without any further action on the part of the Issuer. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 13 and reasonably satisfactory to the Underwriter. If the Process Agent shall cease to act as agent for services of process, the Issuer shall appoint, without unreasonable delay, another such agent, and notify the Underwriters of such appointment. The Issuer represents to the Underwriters that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Issuer hereby authorizes and directs the Process Agent to accept such service. The Issuer further agrees that service of process upon the Process Agent and written notice of said service to such party shall be deemed in every respect effective service of process upon the Issuer in any such legal suit, action or proceeding. Nothing herein shall affect the right of the Underwriters or any person controlling an Underwriter to serve process in any other manner permitted by law.

14.

The obligation of the parties to make payments hereunder is in U.S. dollars (the “Obligation Currency”) and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the receipt by the party that is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder. The party liable to make such payment agrees to indemnify the party that is to receive such payment for the amount (if any) by which such receipt shall exceed the full amount of the Obligation Currency, and, in each case, such obligation shall not be affected by judgment being obtained for any other sums due under this Underwriting Agreement. The parties agree that the rate of exchange which shall be used to determine if such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder shall be the noon buying rate in New York City for cable transfers in such foreign currency as certified for customs purposes by the Federal Reserve Bank of New York for the business day preceding that on which the judgment becomes a final judgment or, if such noon buying rate is not available, the rate of exchange shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such foreign currency on the business day preceding that on which the judgment becomes a final judgment.

15.

This Underwriting Agreement shall inure to the benefit of and be binding upon the Issuer, each Underwriter, each Affiliate of an Underwriter that assists an Underwriter in the distribution of the Securities, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

16.

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by certified mail or recorded hand delivery or sent by electronic mail with read receipt. Notices to the Underwriters shall be given to:

If to Citigroup Global Markets Inc.:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Fax: (646) 291-1469

Attention: General Counsel

If to Scotia Capital (USA) Inc.:

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Telephone: +1-800-372-3930

Attention: Debt Capital Markets

Email: us.legal@scotiabank.com

 TAG@scotiabank.com

Notices to the Issuer shall be given to it at Financial Secretary, Ministry of Finance and the Public Service, 30 National Heroes Circle, Kingston 4, Jamaica, W.I. (Email: finsec@mof.gov.jm).

18.

This Underwriting Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19.

This Underwriting Agreement is made and entered into the State of New York. All negotiations of this Agreement occurred, or were initiated in, the State of New York. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please sign and return counterparts hereof.

Very truly yours,

GOVERNMENT OF JAMAICA

By:	/s/ Fayval Williams
Name: Fayval Williams, MP
Title: Minister of Finance and the Public Service

[Signature Page to the Underwriting Agreement]

Accepted as of the date first written above:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

[Signature Page to the Underwriting Agreement]

Accepted as of the date first written above:

SCOTIA CAPITAL (USA) INC.

By:	/s/ Dennis Eisele
Name: Dennis Eisele
Title: Managing Director & Head, LatAm Fixed Income Origination

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Securities

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	U.S.$	550,000,000
Scotia Capital (USA) Inc.	U.S.$	450,000,000

Total	U.S.$	1,000,000,000

SCHEDULE II

GENERAL USE FREE WRITING PROSPECTUSES

Final Term Sheet, attached to this Underwriting Agreement as Exhibit I

EXHIBIT I

FINAL TERM SHEET

U.S.$1,000,000,000 6.250% Notes due 2037

(the “Notes”)

September 10, 2026

Issuer:	Government of Jamaica

Format:	SEC Registered (333-297915) and Regulation S

Currency:	U.S. Dollars

Principal Amount:	U.S.$1,000,000,000

Issuer Ratings*:	Ba3 (stable) / BB (stable) / BB- (stable) (Moody’s / S&P / Fitch)

Expected Note Ratings*:	Ba3 / BB / BB- (Moody’s / S&P / Fitch)

Final Maturity Date:	September 17, 2037

Optional Redemption:

Prior to June 17, 2037 (three months prior to the maturity date of the notes) (the “Par Call Date”), Jamaica may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places and calculated by Jamaica) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed discounted to the redemption date (assuming the notes matured on the Par Call Date and taking into account the interest rate applicable on the notes on the redemption date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) unpaid interest accrued to, but excluding, the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, Jamaica may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Coupon Rate:	6.250%

Interest Basis:	Payable semi-annually in arrears

Day Count:	30/360

Interest Payment Dates:	March 17 and September 17 of each year, commencing on March 17, 2027

Issue Price:	100.000%, plus accrued interest, if any from September 17, 2026 to, but excluding, the Settlement Date if settlement occurs after such date

Yield:	6.250%

Pricing Date:	September 10, 2026

Settlement Date:	September 17, 2026 (T+5)

Clearing:	DTC, Euroclear and Clearstream

Use of Proceeds:	The net proceeds to the Government of Jamaica from the sale of the Notes will be approximately U.S.$997,600,000, after the deduction of the underwriting discount and Jamaica’s share of the expenses in connection with the sale of the Notes, which are estimated to be approximately U.S.$700,000. The Government of Jamaica intends to use a portion of the net proceeds of the sale of the Notes offered hereby to fund the payment for any notes accepted in the tender offer made pursuant to its Invitation for Offers to Tender for Cash its 6.750% Notes due 2028, 8.500% Notes due 2036 and 8.000% Notes due 2039 (collectively, the “Invitation Notes”), and to use approximately U.S.$590,000,000 of the proceeds for general budgetary purposes.

Governing Law:	State of New York

Listing:	Application has been made to list the Notes on the Luxembourg Euro MTF.

Denominations:	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Global Coordinator:	Citigroup Global Markets Inc.

Joint Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Scotia Capital (USA) Inc.

Security Identifiers:	CUSIP: 470160 CG5 / ISIN: US470160CG50

Preliminary Prospectus Supplement:	https://www.sec.gov/Archives/edgar/data/53078/000119312526379440/d153291d424b3.htm

*

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

The Issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer or the Underwriters will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll free at +1-800-831-9146 or Scotia Capital (USA) Inc. toll free at +1-800-372-3930.

Delivery of the Notes is expected on or about September 17, 2026, which will be the fifth business day following the date of pricing of the Notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the pricing date should consult their own advisor.

This term sheet is not addressed to any retail investor in the European Economic Area (“EEA”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling any securities or otherwise making them available to retail investors in the EEA has been or will be prepared and therefore offering or selling any securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This term sheet is not addressed to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is either one (or both) of the following: (i) not a “professional client”, as defined in point (8) of Article 2(1) of Regulation (EU) no 600/2014 as it forms part of UK domestic law by virtue of the European Union (withdrawal) Act 2018 (as amended, the “EUWA”) (the “UK MIFIR”); or (ii) not a “qualified investor” as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATR”),. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing any securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering, selling or distributing any securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

The information in this term sheet is not being distributed by, nor has it been approved for the purposes of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) by, a person authorised under the FSMA. The information in this term sheet is for distribution only to persons and only directed at persons who (i) are outside the United Kingdom; (ii) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (iii) are persons falling within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations and any other persons to whom it may be lawfully communicated”) of the Financial Promotion Order; (iv) are persons falling within Article 43 of the Financial Promotion Order (non-real time communication by or on behalf of a body corporate to creditors of that body corporate); or (v) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This term sheet is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this information relates is available only to relevant persons and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this term sheet or other documents and/or materials or any of its or their contents.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT II

Opinion of the Office of the Attorney General of Jamaica

September 17, 2026

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Ladies & Gentlemen:

Re: Opinion of the Attorney General’s Chambers of Jamaica

U.S.$[        ]  [   ]% Amortizing Notes due 20[   ]

The Attorney-General’s Chambers has acted as counsel to the Government of Jamaica (the “Issuer”) in connection with the offering of U.S.$[    ] [  ]% Amortizing Notes due 20[  ] (the “Notes”), pursuant to that certain indenture, dated as of July 28, 2015, between the Government of Jamaica as issuer (the “Issuer”) and Deutsche Bank Trust Company Americas, as trustee, registrar and paying agent (the “Trustee”), as modified by the supplemental indenture, dated as of February 11, 2016 (as so modified, the “Indenture”).

The undersigned has been requested to provide this legal opinion pursuant to Section 7(e)(i) of the Underwriting Agreement in her capacity as Solicitor-General of the Attorney-General’s Chambers, Jamaica.

The Notes are to be sold to Citigroup Global Markets Inc. and Scotia Capital (USA) Inc. (together, the “Underwriters”) pursuant to an underwriting agreement dated September 10, 2026 (the “Underwriting Agreement”). In connection with the offering and sale of the Notes, the Issuer has prepared the Prospectus Supplement (as defined in the Underwriting Agreement) for the information of the purchasers of the Notes, pursuant to the Underwriting Agreement.

In providing this opinion the undersigned has reviewed executed copies of the following documents:

a)	the Prospectus Supplement;

b)	the Underwriting Agreement;

c)	the Indenture;

d)	the Notes; and

e)	such other documents including laws as deemed necessary for providing the opinion hereinafter expressed.

Capitalized terms which have not been defined in this opinion shall have the respective meaning set out in the Underwriting Agreement.

A. ASSUMPTIONS

For the purposes of this opinion, the undersigned has made assumptions which have not been independently verified and upon which no opinion is expressed. These assumptions are as follows:

1.

That all documents submitted as originals are authentic, the signatures of each party, other than officials of the Issuer, are genuine and the documents submitted as copies conform to the originals. In addition, the undersigned has not verified factual matters set out in the documents.

2.

That the Indenture, the Underwriting Agreement and the Notes constitute valid and legal obligations under the laws of the United States of America and in this regard, the undersigned makes reference to the opinion of Paul Hastings LLP delivered pursuant to Section 7(e)(ii) of the Underwriting Agreement.

3.

That each party to the Indenture, the Underwriting Agreement and the Notes, other than the Issuer, is (in the case of a corporate body) duly organized and validly existing and has power and authority to execute, deliver and perform such agreement. Further, that each party to such agreement (other than the Issuer) has taken all necessary action to authorize execution, delivery and performance of such agreements which constitute valid and binding obligations of the parties to them enforceable against those parties in accordance with their terms.

4.

That the execution, delivery and performance of the Indenture, the Underwriting Agreement and the Notes by the parties thereto, other than the Issuer do not contravene or conflict with any law, rule or regulation binding upon the parties or their constitutional and organizational documents.

5.	That the Notes, have been (i) duly authenticated in accordance with the Indenture and (ii) have been delivered in accordance with the Underwriting Agreement.

6.

That the offers and sales of the Notes have been and will be made and conducted in compliance with and in the manner contemplated by its terms, the Indenture, the Underwriting Agreement and the Prospectus Supplement.

B. OPINIONS

The opinion hereinafter expressed is limited to the laws of Jamaica. Further, no opinion is expressed in relation to the effect of any laws of any other jurisdiction. With respect to all matters of the federal laws of the United States of America and the laws of the State of New York, the undersigned understands that the Underwriters are relying on the opinion of Paul Hastings LLP delivered pursuant to Section 7(e)(ii) of the Underwriting Agreement.

In light of the foregoing, the undersigned opines as follows:

1.

The Government of Jamaica has full authority to execute and deliver each of the Underwriting Agreement, the Indenture, the Notes, and all other documents and instruments to be executed and delivered by the Government of Jamaica thereunder, to incur the obligations to be incurred by it as provided therein and to perform and observe the provisions thereof on its part to be performed or observed and to issue and sell the Notes and to perform the terms thereof.

2.	The Underwriting Agreement has been duly authorized, executed and delivered by the Government of Jamaica.

3.

The creation and issue of the Notes, and the performance of the obligations thereunder, have been duly authorized by the Government of Jamaica, and when executed, authenticated, issued and delivered pursuant to the Indenture and paid for by the Underwriters, the Notes will have been duly and validly executed, issued and delivered by the Government of Jamaica and the Notes will constitute the valid and legally binding obligations of the Government of Jamaica enforceable against the Government of Jamaica in accordance with their terms and entitled to the benefits of the Indenture subject, as to enforcement, to legal and equitable limitations relating to or affecting the enforceability applicable generally to obligations of sovereigns.

4.

The Indenture has been duly authorized, executed and delivered by the Government of Jamaica and, assuming due authorization, execution and delivery thereof, by the other parties thereto, constitutes the valid and legally binding obligation of the Government of Jamaica enforceable against the Government of Jamaica in accordance with its terms, subject, as to enforcement, to legal and equitable limitations relating to or affecting the enforceability applicable generally to obligations of sovereigns.

5.

Neither the execution and delivery of the Underwriting Agreement, the Indenture or the Notes, nor the consummation of the transactions therein contemplated, nor compliance with the terms and provisions thereof, including performance of each of the obligations contained therein (a) to our best knowledge after due inquiry, will conflict with or result in a breach or violation of any of the terms or provisions of or constitute a default under, any indenture, loan agreement or other agreement or instrument for borrowed money known to us to which the Government of Jamaica is a party, (b) will conflict with, violate or result in a breach of, the Constitution of Jamaica as amended to the date hereof, or any statutes, laws, or regulations of the Government of Jamaica, (c) to our best knowledge after due inquiry, will conflict with or result in a breach of any of the terms, conditions or provisions of any treaty, convention or agreement to which the Government of Jamaica is a party or constitute a default thereunder, or (d) will result in a moratorium being declared by the Government of Jamaica or in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the revenues or assets of the Government of Jamaica under any such treaty, convention, agreement or instrument, which, in the case of clauses (a), (b), (c) or (d) could have a material adverse effect on the financial, economic or fiscal condition of the Government of Jamaica or affect the validity or enforceability of the Underwriting Agreement, the Indenture or the Notes.

6.

The statements of law with respect to matters of Jamaican law set forth in the Preliminary Prospectus Supplement and the Prospectus Supplement under the captions entitled “Enforcement of Claims,” “Description of the Debt Securities—Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment” and “Description of Debt Securities—Governing Law” are true and correct in all material respects.

7.

All consents, approvals, authorizations, orders registrations or qualifications of or with any court of Jamaica, government agency or other regulatory body in Jamaica for the execution, delivery and performance of the Underwriting Agreement and the Indenture and for the execution, issuance, sale and delivery of the Notes or the admission of the Notes for trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, and the consummation by the Government of Jamaica of the transactions contemplated by the Underwriting Agreement, the Indenture and the Notes have been obtained and are in full force and effect.

8.

(a) The agreement of the Government of Jamaica and the parties thereto that the Underwriting Agreement, the Indenture and the Notes shall be governed by and construed in accordance with, the laws of the State of New York will be recognized and enforced (subject to paragraph 16 herein) in the courts of Jamaica in any action or proceeding involving the Government of Jamaica arising out of or relating to the Underwriting Agreement, the Indenture or the Notes; (b)(i) the submission of the Government of Jamaica pursuant to Section 13 of the Underwriting Agreement, Section 9.7 of the Indenture and Paragraph 16(b) of the Notes to the jurisdiction of any state or federal court in the Borough of Manhattan, the City of New York and the Government of Jamaica’s waiver of objection to venue, in respect of any action arising out of or based upon the Underwriting Agreement, Indenture or the Notes and (ii) the appointment of a Process Agent (as defined in the Underwriting Agreement, in the Indenture and in the Notes) as its authorized agent for the purposes described in Section 13 of the Underwriting Agreement, in Section 9.7 of the Indenture and in Paragraph 16(c) of the Notes are each valid and legally binding on the Government of Jamaica; (c) service of process effected in the manner set forth in Section 13 of the Underwriting Agreement, in Section 9.7 of the Indenture and in Paragraph 16(c) of the Notes will be effective, insofar as Jamaican law is concerned, to confer valid personal jurisdiction over the Government of Jamaica to the extent of any action referred to therein; and (d) the waiver by the Government of Jamaica of any immunity contained in Section 13 of the Underwriting Agreement, Section 9.7 of the Indenture and Paragraph 16(c) of the Notes is valid effective and binding on the Government of Jamaica.

9.

Subject to the provisions of the Stamp Duty Act (the requirements of which provisions are fully met and satisfied by the matters referred to in paragraph 10 hereof), it is not necessary that the Underwriting Agreement, the Indenture or the Notes or any other document be filed, registered, recorded with or executed or notarized before any court or other authority in Jamaica or that any registration charge or stamp or similar tax be paid on or in respect of the Underwriting Agreement, the Indenture or the Notes, to ensure the legality, validity, enforcement or admissibility in evidence of the Underwriting Agreement, the Indenture or the Notes.

10.

There is no income, stamp or other tax, levy, impost, deduction or other charge imposed or levied (whether by withholding or otherwise) by the Issuer or any Governmental Agency or other Jamaican governmental, revenue or taxing authority or agency on or by virtue of the creation, issuance or delivery of the Notes, the execution, delivery or performance by the Issuer of the Underwriting Agreement and the Indenture and the Notes, or the recognition or enforcement thereof, or any payment to be made by the Issuer pursuant thereto, that has not been effectively exempted or waived by the relevant Ministerial instruments referred to in Section 7(i)(iii) of the Underwriting Agreement, save and except that the interest and any other income paid under the Notes is taxable as income for residents of Jamaica who own or hold the Notes directly or indirectly or beneficially. The Minister of Finance and the Public Service has, pursuant to statutory powers, granted a total exemption of income tax on all interest and Additional Amounts paid under the Notes and on all payments under the Notes (other than payments to residents of Jamaica who own or hold the Notes directly or indirectly or beneficially), a total remission of stamp duty on the Agreements and the Notes and on transfer of the Notes or of beneficial interests in the Notes, and a total remission of transfer tax on transfer of the Notes or of beneficial interests in the Notes, and the Minister of Finance and the Public Service has issued appropriate Orders and Remission Notices under the Income Tax Act, Stamp Duty Act and Transfer Tax Act to such effect, and the Commissioner of Taxpayer Audit and Assessment has authorized the Issuer to pay all interest and Additional Amounts under the Notes (other than payments to residents of Jamaica who own or hold the Notes directly or indirectly or beneficially) without deduction of tax.

11.

The statements in the Preliminary Prospectus Supplement and the Prospectus Supplement under the caption “Taxation—Jamaican Tax Considerations” fairly summarize the provisions of the Jamaican Tax Law described therein.

12.

Other than the proceedings referred to in the Preliminary Prospectus Supplement and the Prospectus Supplement, or incorporated by reference into, there are to the best of our knowledge after due inquiry, no legal actions or proceedings or arbitrations pending to which the Government of Jamaica is party which would individually or in the aggregate have a material adverse effect on the Government of Jamaica’s financial, economic or fiscal condition or its ability to perform its obligations under the Underwriting Agreement, the Indenture or the Notes or purports to affect the legality, validity or enforceability thereof; and, to the best of our knowledge after due inquiry no such proceedings or actions are threatened.

13.

The Underwriting Agreement, the Indenture and the Notes are in the proper legal form under the laws of Jamaica for the enforcement thereof against the Government of Jamaica under the laws of Jamaica and contain no provision which is contrary to law or public policy in Jamaica.

14.

No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by you or on your behalf as Underwriter to the Government of Jamaica or to any political subdivision or taxing authority thereof or therein by reason of your being Underwriter in connection with (a) the issuance, sale and delivery by the Government of Jamaica to or for the account of the Underwriters of the Notes or under the Underwriting Agreement or (b) the sale and delivery outside Jamaica by the Underwriters of the Notes in the manner contemplated by the Prospectus Supplement.

15.

If any judgment of a court outside Jamaica were rendered against the Government of Jamaica in connection with any action arising out of or relating to the Underwriting Agreement, the Indenture or the Notes, such judgment could be sued upon in the courts of Jamaica as a valid cause of action; and in any such suit, the Jamaican courts would, if satisfied that:

a)	the foreign court had competence by virtue of the submission of the Government of Jamaica to jurisdiction of that court at the time at which the action was brought;

b)	such judgment was final and conclusive;

c)	such judgment was for a fixed sum (including an award for damages);

d)	such judgment was not contrary to public policy in Jamaica; and

e)	such judgment was not obtained by fraud;

grant a judgment which would be enforceable against the Government of Jamaica in Jamaica without any retrial or re-examination of the merits of the original action; save that, execution or attachment cannot be issued against the Government of Jamaica. Upon grant of such judgment, a certificate is issued by a court in Jamaica under Section 20(I) of the Crown Proceedings Act whereupon the Minister with responsibility for finance pays the amount if not subject to appeal.

16.

A judgment obtained against the Government of Jamaica from a Jamaican court or based upon a judgment of a foreign court meeting the requirements set forth above in paragraph 15, or obtained at first instance in a Jamaican court, could only be enforced by an order of the Jamaican court directing the relevant official to comply with the judgment.

17.

The Government of Jamaica’s obligations under the Underwriting Agreement, the Indenture and the Notes are commercial in nature and are subject to civil and commercial law. The execution, delivery and performance by the Government of Jamaica of each of the Underwriting Agreement and the Indenture and the issuance of the Notes constitute private and commercial acts and the Government of Jamaica, having waived such sovereign immunity, has no right to claim immunity on the grounds of sovereignty from any legal proceedings, court jurisdiction, or from set-off, banker’s lien, counterclaim or any other legal process or remedy with respect to its obligations, under the Underwriting Agreement, the Indenture and the Notes.

18.	The choice of New York law as the governing law of the Notes, the Underwriting Agreement and the Indenture will be given effect by the courts of Jamaica.

19.

In any proceedings taken in Jamaica for the enforcement of the provisions of the Notes, the Underwriting Agreement and the Indenture, the choice of New York law as governing law thereof will, under current law, be recognized and enforced.

20.

It is not necessary under the laws of Jamaica (a) in order to enable any person to exercise or enforce its rights under the Underwriting Agreement, the Indenture or the Notes or (b) by reason of any such person being or becoming a party to, or beneficiary of, the Underwriting Agreement, the Indenture or the holder of any Note or by reason of the performance of any person of its obligations thereunder or in respect thereof: that such person be licensed, qualified or otherwise entitled to carry on, or required to establish a place of business in Jamaica, nor will any such performance violate applicable law in Jamaica.

21.

None of the parties to the Underwriting Agreement, the Indenture or the holders of the Notes are or will be deemed resident, domiciled, carrying on business or subject to taxation in Jamaica solely by reason of the execution, delivery, performance or enforcement of the Underwriting Agreement, the Indenture, the Notes or any document or instrument referred to therein.

22.

Nothing that came to the attention of the Attorney-General’s Chambers of Jamaica has caused it to believe that the Registration Statement or the Prospectus as of their respective dates, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading.

Marlene Aldred, K.C Solicitor-General Attorney-General’s Chambers

EXHIBIT III

Opinion of Paul Hastings LLP, U.S. Legal Advisors to the Issuer

September [ ], 2026

Citigroup Global Markets Inc.

388 Greenwich Street New York,

New York 10013

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

As Underwriters

Re: Government of Jamaica — U.S.$[   ] [   ]% Notes due 20[ ]

Ladies and Gentlemen:

We have acted as special United States counsel to the Government of Jamaica (the “Issuer”) in connection with the purchase by the Underwriters of U.S.$[   ] aggregate principal amount of [   ]% Notes due 20[ ] (the “Notes”) issued by the Issuer, pursuant to the terms of that certain Underwriting Agreement, dated September [   ], 2026 (together with the schedules and annexes referred to therein, the “Underwriting Agreement”), among the Issuer and the Underwriters.

The Notes are to be issued under that certain Indenture, dated as of July 28, 2015, between the Issuer and Deutsche Bank Trust Company Americas, as trustee, paying agent and registrar (the “Trustee”) (the “Base Indenture”), as modified by a Supplemental Indenture, dated as of February 11, 2016 (the “Supplemental Indenture”), together with an authorization dated as of July 28, 2015, as supplemented by a further authorization dated as of September [ ], 2026 (collectively, the “Authorizations” and, together with the Base Indenture and the Supplemental Indenture, the “Indenture”).

This opinion letter is being delivered to you as Underwriters pursuant to Section [7(e)(ii)] of the Underwriting Agreement. Capitalized terms used, and not otherwise defined, in this opinion letter have the respective meanings set forth in the Underwriting Agreement or, if not defined in the Underwriting Agreement, in the Indenture.

In rendering the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of

1.

the registration statement of the Issuer on Schedule B (No. 333-297915) filed with the Securities and Exchange Commission (the “Commission”), on August 3, 2026, together with Amendment No. 1 to the registration statement of the Issuer on Schedule B (No. 333-297915) filed with the Commission on August 12, 2026 which became effective on August 17, 2026 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”);

III-1

2.	the prospectus, dated September [ ], 2026 (the “Base Prospectus”), filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”);

3.	the preliminary prospectus supplement, dated September [ ], 2026 (the “Preliminary Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) under the Securities Act;

4.

the term sheet as identified in Section [6(d)] of the Underwriting Agreement (the “Term Sheet” and, together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Time of Sale Prospectus”);

5.

the final prospectus supplement, dated September [ ], 2026 (the “Final Prospectus Supplement” and, together with the Time of Sale Prospectus, the “Prospectus”), filed with the Commission pursuant to Rule 424 under the Securities Act;

6.	the Underwriting Agreement;

7.	the Notes; and

8.	the Indenture.

The Underwriting Agreement, the Notes and the Indenture are herein collectively referred to as the “Agreements.” Capitalized terms used in this opinion letter and not otherwise defined shall have the respective meanings set out in the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have relied upon representations and certifications as to factual matters, without special investigation, by officers and representatives of the Issuer and other appropriate persons, statements contained in the Prospectus, the representations made by the Underwriters, the Trustee and the Issuer in or pursuant to the Agreements, or in certificates delivered by or on behalf of the Issuer pursuant thereto.

In our examination of the documents referred to above we have assumed, with your permission and without independent investigation, that:

A.

each party to the Notes and any Agreement is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power and authority (corporate, governmental or other) to execute, deliver and perform its obligations under the Notes and such Agreement; all individuals executing documents have the requisite legal capacity and competency; the Notes and each Agreement have been duly authorized by

III-2

all necessary action on the part of the parties thereto; and the Notes and each Agreement have been duly executed and delivered by the other parties thereto and, and (i) except to the extent specifically set forth in paragraphs 1, 2 and 3 below under New York law with respect to the Issuer, the Notes and each Agreement have been duly executed and delivered by the parties thereto and (ii) except to the extent specifically set forth in paragraphs 2 and 3 below under New York law with respect to the Issuer, the Notes and each Agreement are valid, binding and enforceable obligations of the parties thereto;

B.

except to the extent specifically set forth in paragraph 7 below, all authorizations, approvals or consents of (including without limitation all foreign exchange control approvals) and all filings or registrations with, any governmental authority or regulatory authority or agency required for the execution, delivery and performance of the Notes and any Agreement have been obtained or made and are in effect;

C.

except to the extent set forth specifically in paragraph 6 below, the making and performance of the Notes and each Agreement by the respective parties thereto do not, in the case of any such party, contravene, and such Agreements are not invalid or unenforceable under, the law of the jurisdiction of organization of such party;

D.

the Underwriters, the Issuer and the subsequent purchasers of the Notes have complied, and will comply, with the respective covenants, representations, certifications and agreements made or deemed to be made by them in the Notes, the Agreements, the Prospectus, or any certificate delivered in connection therewith, as the case may be;

E.

the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Issuer and other persons on which we have relied for the purposes of this opinion are true and correct; and

F.	the Underwriters have satisfied all regulatory and legal requirements applicable to their respective activities.

Based upon and subject to the foregoing, and subject also to the assumptions, comments and qualifications set forth below, and having regard to legal considerations we deem relevant, we are of the opinion that:

1. The Underwriting Agreement has been duly executed (to the extent New York law applies) and delivered by the Issuer.

III-3

2. The Indenture has been duly executed (to the extent New York law applies) and delivered by the Issuer and constitutes a valid and binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, subject to legal and equitable limitations relating to or affecting enforceability applicable generally to obligations of sovereigns, except: (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally; (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing; (c) possible judicial action giving effect to foreign governmental actions or foreign law; and (d) in the case of rights to indemnity and contribution, as may be limited by law or public policy. Each registered holder of the Notes will be entitled to the benefits of the Indenture.

3. The Notes are substantially in the form attached to the Indenture, and, when executed and delivered by the Issuer and authenticated by the Trustee pursuant to the Indenture, and issued and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to legal and equitable limitations relating to or affecting enforceability applicable generally to obligations of sovereigns, except in each case: (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors’ rights generally; (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing; and (c) possible judicial action giving effect to foreign governmental actions or foreign law.

4. Assuming the validity of such action under the laws of Jamaica, under the laws of the State of New York relating to personal jurisdiction, the Issuer has, pursuant to Section [13] of the Underwriting Agreement and Section 9.7(b) of the Indenture, validly and irrevocably submitted to the personal jurisdiction of (a) the U.S. federal courts and (b) the New York state courts, in each case, located in the Borough of Manhattan in the City and County of New York, New York (each a “New York Court”), in any action arising out of or relating to such Agreement or the transactions contemplated thereby, and has validly and irrevocably appointed Cogency Global Inc. as its process agent for the purposes described in Section [13] of the Underwriting Agreement and Section 9.7(c) of the Indenture and subject to the terms therein, respectively; and service of process effected on such process agent in the manner set forth in Section [13] of the Underwriting Agreement and Section 9.7(c) of the Indenture will be effective to confer valid personal jurisdiction on the Issuer.

5. The statements made in the Prospectus Supplement under the caption “Description of the Notes” and in the Base Prospectus under the caption “Description of the Debt Securities,” insofar as such statements purport to summarize certain provisions of the Notes and the Indenture referred to therein as of the date hereof, fairly summarize such provisions in all material respects.

6. The execution and delivery by the Issuer of the Agreements to which it is a party and the Notes and the performance by it of its obligations thereunder do not, and will not, cause the Issuer to violate any federal or New York State law, rule or regulation; provided that we express no opinion as to federal or state securities laws in this paragraph.

III-4

7. No consent, approval, authorization or order of, or filing with, any United States federal or New York state court, governmental agency or regulatory body is required for the Issuer to execute, deliver and perform the Agreements to which it is a party or the Notes and to issue the Notes in accordance with the Indenture, and for the sale of the Notes to you under the Underwriting Agreement, except such as have been made or obtained prior to the date hereof or as may be required under state or federal securities or “blue sky” laws of any jurisdiction, as to which we express no opinion.

8. The Registration Statement is effective under the Securities Act, and, based solely on a review of the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml on the date hereof, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor or pursuant to Section 8A of the Securities Act have been initiated or threatened by the Commission.

9. Subject to the limitations and qualifications set forth therein, the statements under the caption “Taxation—Supplemental United States Federal Income Taxation Considerations” in the Prospectus Supplement and under the caption “Taxation—United States Federal Income Taxation Considerations” in the Base Prospectus, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute an accurate summary of the matters addressed therein in all material respects.

The foregoing opinions are also subject to the following comments and qualifications:

(a) We express no opinion (i) as to the validity, binding effect or enforceability of any provision of the Agreements insofar as any of those documents purports to effect a choice of governing law or choice of forum for the adjudication of disputes other than (x) the enforceability by a New York State court under New York General Obligations Law Section 5-1401 of the choice of New York State law as the governing law of the Agreements (subject, however, to the extent limited by the Constitution of the United States and by Section 1-301 of the New York Uniform Commercial Code) and (y) the enforceability by a New York State Court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive forum for the adjudication of disputes with respect to the Agreements; (ii) as to the subject matter jurisdiction of any federal court in the State of New York, County of New York to adjudicate any controversy related to any Agreement; (iii) as to the enforceability of any provision to the extent such provision provides indemnity in respect of any loss sustained as the result of the conversion into United States dollars of a judgment or order rendered by a court or tribunal of any particular jurisdiction and expressed in a currency other than United States dollars; (iv) as to the enforceability in the United States of any waiver of immunity to the extent it applies to immunity acquired after the date of the relevant agreement; or (v) as to any waiver of forum non conveniens or similar doctrine with respect to proceedings in any court other than a court of the State of New York.

III-5

(b) We note that any waiver of immunity on the grounds of sovereignty is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976, as amended.

(c) We express no opinion with respect to the effect of the law of any jurisdiction other than the State of New York that limits the rates of interest legally chargeable or collectible.

Our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type provided for in the Agreements. Without limiting the foregoing, we express no opinion with respect to any of the following (collectively, the “Excluded Laws”): (i) anti-fraud laws, state securities or blue sky laws or, except with respect to United States federal securities laws as set forth in opinion paragraphs 7 and 8, other United States federal securities laws; (ii) Federal Reserve Board margin regulations; (iii) pension and employee benefit laws (e.g. ERISA); (iv) United States federal or state environmental laws; (v) United States federal or state land use and subdivision laws; (vi) except with respect to the United States federal income tax laws as set forth in opinion paragraph 9, any tax laws; (vii) export, import and customs laws; (viii) anti-terrorism orders, as the same may be renewed, extended, amended or replaced, and all federal, state and local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements and policies relating to the same, including, without limitation, Executive Order 13224, effective September 24, 2001; (ix) the USA Patriot Improvement and Reauthorization Act of 2005, its successor statutes and similar statutes in effect from time to time, and the policies promulgated thereunder and any foreign assets control regulations of the United States Treasury Department or any enabling legislation or order relating thereto; and (x) the statutes, ordinances, administrative decisions and rules and regulations of counties, towns, municipalities and other political subdivisions (whether created or enabled through legislative action at the United States federal, state or regional level); and in the case of each of the foregoing, all rules and regulations promulgated thereunder or administrative or judicial decisions with respect thereto.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein (including, without limitation, the qualification paragraph regarding Excluded Laws above), we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this opinion letter, (i) the internal laws of the State of New York and (ii) the federal laws of the United States.

This opinion letter is rendered solely to you in connection with the issuance and delivery of the Notes. This opinion letter may not be relied upon by you for any other purpose or delivered to or relied upon by any other person without our express prior written consent; except that you may furnish a copy of this opinion letter for information (but not reliance): (i) to your independent registered public accounting firm and your attorneys, (ii) pursuant to order or legal process of any court or governmental agency, and (iii) in connection with any legal action to which you are a party arising out of the issuance and delivery of the Notes. This opinion letter is rendered to you as of the date hereof and is not to be deemed to have been reissued by any subsequent delivery as permitted above, and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Very truly yours,

III-6

EXHIBIT IV

Opinion of Jamaican Legal Advisor to Underwriters

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

as the “Underwriters”)

Ladies and Gentlemen:

Re: US$[•] [•]% Notes due 20[•] Opinion of Jamaican Legal Advisers to the Underwriters

We are attorneys-at-law qualified to practice in Jamaica and we have acted as Jamaican legal advisers to the Underwriters in connection with the offering by the Government of Jamaica (the “Issuer”) of US$[•] of its [•]% Notes due 20[•] (the “Securities”), pursuant to the terms of that certain Underwriting Agreement, dated [•] (together with the schedules and annexes referred to therein, the “Underwriting Agreement”), among the Issuer and the Underwriters.

The Securities are to be issued pursuant to an indenture dated the 28th day of July, 2015 (“the Base Indenture”), as modified by a supplemental indenture dated as of February 11, 2016 (the “First Supplemental Indenture”) each between the Government of Jamaica (as Issuer) and Deutsche Bank Trust Company Americas (as trustee, principal paying agent and registrar) together with an authorization with respect to the Securities dated as of the date hereof which supplement the authorizations, dated the 28th day of July, 2015 with respect to the original issuance of the Government of Jamaica’s 7.875% Notes due 2045 and a further authorization dated 17th day of August, 2017, and a further authorization dated the 16th day of September 2019, (such authorizations dated the 28th day of July, 2015 the 17th day of August 2017, and the 16th day of September 2019 as supplemented by the authorizations dated as of the date hereof, together the “Authorizations,” together with the Base Indenture and the First Supplemental Indenture, the “Indenture”).

We have been requested to provide this legal opinion pursuant to Section 7(e)(iv) of the Underwriting Agreement dated the [•] among Citigroup Global Markets Inc. and Scotia Capital (USA) Inc. (together, the “Underwriters”) and the Issuer (the “Underwriting Agreement”) in connection with the issuance of the Securities referred to above. The Issuer filed with the Securities and Exchange Commission (“SEC”) a Registration Statement that included a Base Prospectus, dated August 12, 2026. In connection with the issuance of the Securities for the information of the purchasers of the Securities, pursuant to the Underwriting Agreement and pursuant to Rule 424(b) of the rules and regulations of the SEC, the Issuer filed with the SEC a Preliminary Supplemental

Prospectus and a Final Supplemental Prospectus on [•] and [•], 2026, respectively (together, the “Supplemental Prospectus”).

1.	Documents

In providing this opinion we have reviewed executed copies of the following documents:

(a)	the Base Prospectus and the Supplemental Prospectus (herein called the “Prospectus”);

(b)	the Underwriting Agreement;

(c)	the Indenture;

(d)	the Securities;

(e)	the Ministerial Orders and instruments listed in the Schedule attached hereto; and

(f)	such other documents including regulations as deemed necessary for providing the opinion hereinafter expressed.

Capitalized terms which are used in this Opinion shall have the respective meaning set out in the Underwriting Agreement.

2.	Assumptions

For the purposes of this Opinion we have assumed without investigation that:

(a)

all documents submitted as originals are authentic, the signatures of each party, other than person signing on behalf of the Underwriters, are genuine and documents submitted as copies conform to the originals;

(b)	all Ministerial Orders, authorizations, certificates of public officials, that have been provided have been properly given and are accurate;

(c)	the Indenture, the Underwriting Agreement and the Securities constitute valid and legal obligations under the laws of the State of New York;

(d)	the Issuer has borrowing capacity under the Public Debt Management Act to incur the indebtedness intended to be incurred under the Securities;

(e)

the Issuer has full power and authority to execute, deliver and perform and be bound by the Indenture, the Underwriting Agreement and the Securities, and further that the Issuer has taken all necessary governmental or executive action to authorize the execution, delivery and performance of the Indenture, the Underwriting Agreement and the Securities, which constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms;

(f)

the execution, delivery and performance by the Issuer of the Indenture, the Underwriting Agreement and the Securities do not contravene or conflict with any law, rule or regulation binding upon the Issuer;

(g)	the Securities, have been (i) duly authenticated in accordance with the Indenture and (ii) have been delivered in accordance with the Underwriting Agreement;

(h)

the offers and sales of the Securities have been and will be made and conducted in compliance with, and in the manner contemplated by, its terms, the Indenture, the Underwriting Agreement and the Prospectus;

(i)

there are no provisions of the laws of any jurisdiction outside Jamaica which would be contravened by the execution, delivery or performance of the Indenture, the Underwriting Agreement and the Securities and that, in so far as any obligation under the Indenture, the Underwriting Agreement and the Securities falls to be performed in any jurisdiction outside Jamaica, such performance will not be illegal or be adversely affected by virtue of the laws or regulations of, or applicable in, that jurisdiction; and

(j)

the selection of the laws of New York as the governing law of the Indenture, the Underwriting Agreement and the Securities was made in good faith and would be regarded as a valid and binding choice of law and would be upheld by the courts of New York as a matter of the laws of New York and all other relevant laws (other than the laws of Jamaica).

In addition, we have not independently verified factual matters set out in the Indenture, the Underwriting Agreement, the Securities or the Prospectus.

3.	Opinions

1.

The Issuer has full power and authority to create and issue the Securities as contemplated in the Prospectus, to execute and deliver each of the Underwriting Agreement and the Indenture, to undertake and to perform the obligations to be incurred by it as provided therein, and to perform and observe the provisions therein.

2.

The creation and issue of the Securities and the execution, delivery and performance by the Issuer of the Underwriting Agreement and the Indenture have been duly authorised by all necessary actions and by all necessary legislative, executive, administrative and other governmental actions.

3.

The Securities to be sold by the Issuer pursuant to the Prospectus have been duly authorised by the Issuer and, when duly executed, authenticated and delivered by the Issuer against payment therefor, will constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms, subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to the effect of any applicable moratorium or other similar laws affecting creditors’ rights generally.

4.

The Indenture has been duly and validly authorised, executed and delivered by the Issuer and constitutes the legal, valid and binding obligations of the Issuer enforceable in accordance with its terms, subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to the effect of any applicable moratorium or other similar laws affecting creditors’ rights generally.

5.

The Underwriting Agreement has been duly and validly authorised by the Issuer and, when duly executed and delivered, will constitute the legal, valid and binding obligations of the Issuer, enforceable in accordance with its terms, subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to the effect of any applicable moratorium or other similar laws affecting creditors’ rights generally.

6.

There is no constitutional provision, or any provision of any treaty, convention, statute, law, regulation, decree, court order or similar authority binding upon the Issuer, nor any provision of any contract, agreement or instrument known to us to which the Issuer or any Governmental Agency is a party or by which it is bound or in respect of indebtedness in relation to which it is a surety, which would be contravened or breached, or under which a default would arise or a moratorium in respect of any obligations of the Issuer be effected, as a result of the execution and delivery of the Underwriting Agreement or the Indenture, the creation and issue of the Securities as contemplated by the Underwriting Agreement and the Prospectus or as a result of the performance or observance by the Issuer of any of the terms of the Underwriting Agreement, the Indenture and the Securities.

7.

No consent, approval (including exchange control approval), authorisation, order, registration or qualification of or with any court or Governmental Agency or other regulatory body in Jamaica is required for (a) the due execution, delivery and performance by the Issuer of the Underwriting Agreement and the Indenture, (b) the validity or enforceability against the Issuer of the Underwriting Agreement and the Indenture or any such document or instrument to be executed and delivered by it, or (c) the issue, sale, delivery or listing on the Luxembourg Stock Exchange of the Securities or for the consummation of the other transactions contemplated by the Underwriting Agreement and the Indenture, other than those referred to in Section 7(i) of the Underwriting Agreement.

8.

It is not necessary for the legality, validity, enforceability or the admissibility in evidence of the Underwriting Agreement, the Indenture or the Securities that they be filed, recorded or enrolled with any court or authority in Jamaica or that stamp, registration or similar tax in Jamaica be paid on in relation to them, nor will it be necessary for the Underwriters, the parties to the Indenture or the holders of the Securities to register themselves for the purpose of taking any legal or other measures to enforce the Underwriting Agreement, the Indenture or the Securities in Jamaica; provided, that the admissibility in evidence in civil proceedings in Jamaica of the Underwriting Agreement, the Indenture and the Securities is subject to the payment of certain stamp duties but such stamp duties have been legally and validly remitted by the Minister of Finance and the Public Service by the Ministerial instrument referred to in Section 7(i) (iii)(B) of the Underwriting Agreement.

9.

The Underwriting Agreement, the Indenture and the Securities are in proper legal form under the laws of Jamaica for the enforcement thereof in Jamaica against the Issuer and contain no provision which is contrary to law or public policy in Jamaica or which is or would for any reason not be upheld by the courts of Jamaica.

10.

The Issuer’s obligations under the Underwriting Agreement, the Indenture and the Securities are commercial in nature and are subject to civil and commercial law. The execution, delivery and performance by the Issuer of each of the Underwriting Agreement and the Indenture and the issuance of the Securities constitute private and commercial acts and not governmental or public acts and in Jamaica the Issuer has no right to claim immunity on the grounds of sovereignty from any legal proceedings, court jurisdiction, or from set-off, banker’s lien, counterclaim or any other legal process or remedy with respect to its obligations, under the Underwriting Agreement, the Indenture and the Securities (subject to the matters specified in item 16 below). The waiver of immunity by the Issuer contained in the Underwriting Agreement, the Indenture and the Securities, the consent by the Issuer to the jurisdiction of the courts specified in the Underwriting Agreement, the Indenture and the Securities, and the selection of the laws of the State of New York as the governing law for each of the Underwriting Agreement, the Indenture and the Securities are authorised, valid and legal acts of the Issuer, and the appointment of the Process Agent in the Underwriting Agreement, the Indenture and the Securities is irrevocably binding on the Issuer.

11.	Each of the Underwriting Agreement and the Indenture and each payment obligation under each such agreement is a general, direct, unsecured and unconditional obligation of the Issuer.

12.

The Securities constitute general, direct, unsecured and unconditional obligations of the Issuer that will rank without any preference among themselves, and will rank equally with all other payment obligations of the Issuer related to unsecured External Indebtedness (as defined in the Prospectus). It is understood that this provision shall not be construed so as to require the Issuer to make payments under any debt securities ratably with payments being made under any other public external indebtedness.

13.

There is no income, stamp or other tax, levy, impost, deduction or other charge imposed or levied (whether by withholding or otherwise) by the Issuer or any Governmental Agency or other Jamaican Governmental, revenue or taxing authority or agency on or by virtue of the issuance or delivery of the Securities, the execution, delivery or performance by the Issuer of the Underwriting Agreement and the Indenture, the enforcement thereof against the Issuer, or any payment to be made by the Issuer pursuant thereto that has not been effectively exempted or waived by the relevant Ministerial instruments referred to in Section 7(i) of the Underwriting Agreement, save and except that the interest and any other income paid under the Securities is taxable as income for residents of Jamaica who own or hold the Securities directly or indirectly or beneficially. Such interest would also be taxable on a withholding basis when paid to non-residents of Jamaica but in this case the Issuer has obtained a total exemption from withholding tax (other than in respect of payments to residents of Jamaica who own or hold the Securities directly or indirectly or beneficially) and a total remission of stamp duty on the Underwriting Agreement, the Indenture and the Securities, and the Minister of Finance and the Public Service has issued an appropriate Order under the Income Tax Act and an appropriate Remission Notice under the Stamp Duty Act to such effect. It is doubtful whether transfer tax is payable upon the transfer of the Securities and to put the matter beyond doubt the Minister of Finance & the Public Service, acting pursuant to powers granted to him under the Transfer Tax Act, has also issued a Remission Notice namely, the Transfer Tax (US$[•] Government of Jamaica [•]% Notes due 20[•]) (Remission) Notice, 2026 remitting transfer tax, if payable.

14.

The Issuer is authorised to issue the Securities under the Public Debt Management Act and the issuance of the Securities so far as known to us will not exceed the limitation contained in, or otherwise violate, Public Debt Management Act. The certificate from the Minister of Finance or other authorised official of the Ministry of Finance and the Public Service to such effect is duly authorized by the Issuer.

15.

All statements in the Prospectus as amended or supplemented with respect to the laws of Jamaica are correct in all material respects and the information contained in the Prospectus (other than that included under “Plan of Distribution”) has, to the best of our knowledge and belief, been included on the authority of the Ministry of Finance and the Public Service, which is duly authorized to do so under the laws of Jamaica.

16.

If any judgment of a court outside Jamaica were rendered against the Issuer in connection with any action arising out of or relating to the Underwriting Agreement, the Indenture or the Securities, such judgment could be sued upon in the courts of Jamaica as a valid cause of action; and in any such suit, the Jamaican courts would, if satisfied that:

(a)	the foreign court had competence by virtue of the submission of the Issuer to jurisdiction of that court at the time at which the action was brought;

(b)	such judgment was final and conclusive;

(c)	such judgment was for a fixed sum (including an award for damages);

(d)	such judgment was not contrary to public policy in Jamaica; and

(e)	such judgment was not obtained by fraud;

grant a judgment which would be enforceable against the Issuer in Jamaica subject to the limitations arising under the Crown Proceedings Act of Jamaica in relation to the manner of enforcement in Jamaica of a judgment against the Issuer without any retrial or re-examination of the merits of the original action.

17.

Any judgment obtained in a court in Jamaica against the Issuer by the holder of any Securities or by any party to the Underwriting Agreement or the Indenture will be expressed in the currency in which the underlying obligation is denominated, provided that the claim comprising the cause of action on which judgment is obtained has been expressed in that currency.

18.

Under the laws of Jamaica, the Issuer would not be entitled to plead, or cause to be pleaded on its behalf, sovereign immunity from the jurisdiction of the courts of Jamaica in respect of any action arising out of, or relating to, its obligations under the Underwriting Agreement, the Indenture or the Securities, and such courts would have jurisdiction in respect of such actions.

19.

All payments of interest by the Issuer in respect of the Securities, the Underwriting Agreement and the Indenture may be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or government charges of whatsoever nature imposed, earned, collected, withheld or assessed by Jamaica or any political subdivision or authority or agency thereof or therein having power to tax, save and except that the interest and any other income paid under the Securities is taxable as income for residents of Jamaica who own or hold the Securities directly or indirectly or beneficially and if payment of such interest is made directly by the Issuer or a Paying Agent resident in Jamaica to a Jamaican resident, then such income tax may be withheld from such payment pursuant to section 31A of the Income Tax Act.

20.

The provisions of the Underwriting Agreement, the Indenture and the Securities as to the Payment of Additional Amounts in the event the Issuer is required by law to withhold or deduct any amount in respect of taxes, levies, duties or similar charges from any payment it may make thereunder, are each legal, valid, binding and enforceable under the laws of Jamaica.

21.	The choice of New York law as the governing law of the Securities, the Underwriting Agreement and the Indenture will be recognised and given effect by the courts of Jamaica.

22.

In any proceedings taken in Jamaica for the enforcement of the provisions of the Securities, the Underwriting Agreement and the Indenture, the choice of New York law as governing law thereof will, under current law, be recognised and enforced.

23.

It is not necessary under the laws of Jamaica (a) in order to enable any person to exercise or enforce its rights under the Underwriting Agreement, the Indenture or the Securities or (b) by reason of any such person being or becoming a party to, or beneficiary of, the Underwriting Agreement, the Indenture or the holder of any of the Securities or by reason of the performance of any person of its obligations thereunder or in respect thereof, that such person be licensed, qualified or otherwise entitled to carry on, or required to establish a place of business in Jamaica, nor will any such performance violate applicable law in Jamaica.

24.

None of the parties to the Underwriting Agreement, the Indenture or the holders of the Securities are or will be deemed resident, domiciled, carrying on business or subject to taxation in Jamaica solely by reason of the execution, delivery, performance or enforcement of the Underwriting Agreement, the Indenture, the Securities or any document or instrument referred to therein.

Reservations

This Opinion is subject to the following reservations:

(a)	In this Opinion Letter we express no opinion as to any law other than laws of Jamaica in force at and as interpreted at the date of this Opinion.

(b)

The expression “valid and binding” means that the obligations expressed to be assumed under the Underwriting Agreement, the Indenture and the Securities, as the case may be, are of a type which the Courts of Jamaica will treat as valid and binding. It does not mean that these obligations will necessarily be enforced in all circumstances in accordance with their terms, as to which reference is made to the other reservations expressed in this Opinion.

(c)

We express no opinion as to whether any equitable remedies, and in particular an order for specific performance or an injunction, would be available in respect of any of the obligations of the Issuer as set out in the Underwriting Agreement, the Indenture and the Securities or whether any specific remedy, other than monetary damages, would be available.

(d)

The Courts of Jamaica may not give effect to obligations of the Issuer providing for the payment by the Issuer of an increased rate of interest on overdue interest or other sums if the amounts expressed as being payable are a penalty or in the nature of a penalty. The risk of such amounts being treated as a penalty is minimized to the extent that the rate is not excessive, in the sense that it does not impose a detriment which is out of all proportion to the legitimate interest of the interest payee and is within the norms of commonly accepted banking practice and principles.

(e)

Any determination or certificate made or given pursuant to any provision of any of the Underwriting Agreement, the Indenture and the Securities which provides for such determination or certificate to be final, conclusive or binding might be held under the laws of Jamaica not to be final, conclusive or binding if such determination or certificate could be shown to have been incorrect or not to have been given or made in good faith.

(f)	As regards jurisdiction, a Court of Jamaica may stay proceedings if concurrent proceedings are being brought elsewhere.

(g)	A Court of Jamaica, notwithstanding any contractual obligation to pay another party’s litigation costs, may in the exercise of its own discretion make its own order as to appropriate costs.

(h)

Whilst the Courts of Jamaica have power to give judgment expressed as an order to pay a currency other than the local currency and are normally prepared to do so, they may decline to do so in their judicial discretion and may not enforce the benefit of currency conversion and indemnity clauses although to the best of our knowledge no Court of Jamaica has ever exercised its discretion to refuse to grant judgment in the foreign currency, where the circumstances otherwise indicate that this would be appropriate.

(i)

Whenever our opinion herein is qualified by the phrase “to our knowledge” or any similar phrase implying a similar limitation on the basis of knowledge, the qualification is intended to mean the actual present knowledge or belief of those attorneys currently in our firm who have given substantive attention to the Underwriting Agreement, the Indenture and the Securities.

4.	Disclosure

This Opinion is for the sole benefit of the addressees hereof. This Opinion may be disclosed, without our consent to:

(a)

any person to whom disclosure is required to be made by applicable law or court order or pursuant to the rules or regulations of any supervisory or regulatory body or in connection with any judicial proceedings;

(b)	the officers, employees, auditors and professional advisers of any addressee; and

(c)

any person, not otherwise an addressee of this Opinion Letter, who (i) becomes a the holder of any of the Securities or (ii) is a potential transferee, assignee or sub-participant of any of the Securities the professional advisers of any such persons;

on the basis that (i) such disclosure is made solely to enable any such person to be informed that an opinion has been given and to be made aware of its terms but (except in the case of a person referred to in subparagraph (c) not for the purposes of reliance), and (ii) we do not assume any duty or liability to any person to whom such disclosure is made.

Yours truly

PATTERSON MAIR HAMILTON

PER: ____________________

Trevor Patterson

Partner

SCHEDULE

1.	The Income Tax (Declaration of Exemption) (US$[•] Government of Jamaica [•]% Notes due 20[•]) Order, 2026;

2.	The Loan (US$[•] Government of Jamaica [•]% Notes due 20[•]) Directions, 2026;

3.	The Stamp Duty (US$[•] Government of Jamaica [•]% Notes due 20[•]) (Remission) Notice, 2026;

4,	The Transfer Tax (US$[•] Government of Jamaica [•]% Notes due 20[•]) (Remission) Notice, 2026;

5.	Certificate dated [•] issued by the Minister of Finance and Planning under the Public Debt Management Act; and

6.	Letter dated [•] issued by the Commissioner of Taxpayer Audit and Assessment to the Accountant General.